Exhibit 99.1

Essential Properties Realty Trust, Inc. Elects Lawrence J. Minich, Heather Leed Neary and Janaki Sivanesan to Board of Directors

January 27, 2020,

PRINCETON, N.J.—(BUSINESS WIRE)—Essential Properties Realty Trust, Inc. (NYSE: EPRT), an internally managed real estate investment trust (REIT) that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses, today announced that the Board of Directors has elected Lawrence J. Minich, Heather Leed Neary and Janaki Sivanesan to serve on the company’s Board of Directors. With these elections, the board consists of nine members, eight of whom are independent.

“On behalf of our Board, I am pleased to welcome Lawrence J. Minich, Heather Leed Neary and Janaki Sivanesan to Essential Properties’ Board of Directors,” said Paul Bossidy, Chairman of the Board of Essential Properties. “Larry’s experience and long tenure as a senior executive at Mister Car Wash, where he served as Chief Financial Officer from 1999-2013 and as a Vice President and Special Advisor, focusing on, among other things, sourcing and negotiating sale-leaseback transactions, are highly relevant to our business. Similarly, we are delighted that Heather has joined our Board. Heather has been the President of Auntie Anne’s, the largest soft pretzel franchisor, since November 2015, and has held various positions of increasing responsibility at that company since 2005. We will benefit from Heather’s extensive experience in consumer-facing marketing, operations and as a senior executive at a company with significant retail tenancies. Finally, Janu’s experience as an investor, focusing on early stage and middle market companies, and as a practicing attorney is extensive. We will benefit from Janu’s experience with complex legal and financing transactions as well as mergers and acquisitions and governance matters. Collectively, these three seasoned executives bring significant financial, operational, leasing, real estate, legal, franchising, marketing, governance and investment experience to our Board. We are pleased to welcome these talented executives to a board comprised of highly engaged and experienced directors with diverse, relevant backgrounds and a shared commitment to strong corporate governance and stockholder value.”

Lawrence J. Minich.  Mr. Minich retired in 2019 as an executive officer of Hotshine Holdings, Inc. (d/b/a Mister Car Wash), a private equity-backed company that is one of the largest car wash operators in the United States. Mr. Minich served as the company’s Chief Financial Officer from 1999-2013, at which time he relinquished that position as part of the company’s management succession plan, and from 2014-2019 he served as a Vice President of and Special Advisor to Mister Car Wash. During that later period, Mr. Minich continued to work with the company’s acquisition team in evaluating and negotiating acquisitions, including the sourcing and negotiation of sale-leaseback transactions. He also served on the company’s investment committee and as an advisor to senior management on strategic, operational and administrative matters. Prior his affiliation with Mister Car Wash, Mr. Minich worked as a financial consultant from 1997-1999 and served as Senior Vice President & Treasurer of Blue Coral, Inc., a privately held manufacturing company in the automotive aftermarket, from 1981-1996, when the company was sold to Quaker State Oil.  Earlier in his career, from 1970-1981, Mr. Minich worked in the audit department of Arthur Andersen & Co. Mr. Minich received his B.S. in Accounting from the University of Akron in 1970 and his CPA certificate in 1972.

Heather Leed Neary. Since November 2015, Ms. Neary has been the President of Auntie Anne’s, the largest soft pretzel franchisor, with more than 1,800 locations in 48 states and over 25 countries.  Ms. Neary joined Auntie Anne’s in 2005 and has held positions of increasing responsibility, including Vice President, Global Marketing immediately prior to her promotion to President in 2015. During her tenure at Auntie Anne’s, Ms. Neary has been responsible for various functions, including overseeing marketing, communications, operations, research and development, product innovation and the franchisee leadership team. Prior to joining Auntie Anne’s, Ms. Neary held roles in marketing and as a managing editor for a business magazine.  In addition to her commercial activities, Ms. Neary serves on the Board of Directors of the Lancaster Family YMCA, a charitable organization in Lancaster Pennsylvania focused on improving the health and well-being of the community. She also serves on the Board of Advisors for Penn State Harrisburg and the Advisory Board for Alex’s Lemonade Stand Foundation. Ms. Neary also mentors high school women as part of the Lancaster Chamber of Commerce’s Women in Business program.  Ms. Neary received a B.A. from Millersville University in 1999 and an M.B.A. from Penn State University in 2009.

Janaki Sivanesan.  Ms. Sivanesan is a practicing attorney and private investor in early stage and middle market companies.  She was also a founding principal of a private equity firm focused on middle market investments. Ms. Sivanesan has over 20 years of legal experience, including practicing as a partner at large, international firms. As an independent sponsor-principal and as a legal advisor, Ms. Sivanesan has participated in a wide range of transactions, including mergers and acquisitions, complex corporate financings and restructurings. Ms. Sivanesan has structured and negotiated private equity and debt investments in a range of industries, including technology, healthcare, oil and gas, and real estate development. Ms. Sivanesan also has experience in cross-border transactions related to manufacturing and outsourcing, and is knowledgeable with respect to business operations in India. Ms. Sivanesan has been a member of the Board of Directors of Hurco Companies, Inc. (Nasdaq Global Select Market: HURC), an international industrial technology company, since 2008. Ms. Sivanesan received her Bachelors of Arts in Business Administration, finance, magna cum laude, from Kennesaw State University in 1991 and her Juris Doctor, cum laude, from Case Western Reserve University School of Law in 1995.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed real estate investment trust (REIT) that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of September 30, 2019, Essential Properties had a portfolio of 917 freestanding net lease properties with a weighted average lease term of 14.4 years and a weighted average rent coverage ratio of 2.9x. As of the same date, Essential Properties’ portfolio was 100.0% leased to 199 tenants operating 233 different concepts in 16 industries across 45 states. Additional information about Essential Properties can be found on its website at www.essentialproperties.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “expect” and “will,” or the negative of these words, or similar words or phrases that are predictions of or indicate future events and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise. Essential Properties does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Essential Properties’ good faith beliefs, they are not guarantees of future performance. Essential Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.

Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in Essential Properties’ SEC filings. Copies of each filing may be obtained from Essential Properties or the SEC. Such forward-looking statements should be regarded solely as reflections of Essential Properties’ current plans and estimates. Actual results may differ materially from what is expressed or forecast in this press release. These forward-looking statements speak only as of the date of this press release and should not be relied upon as predictions of future events. Essential Properties expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in Essential Properties’ expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor/Media:

Essential Properties Realty Trust, Inc.

Daniel Donlan

Senior Vice President, Capital Markets

609-436-0619

investors@essentialproperties.com

Source: Essential Properties Realty Trust, Inc.